Exhibit 99.6

FORM OF TIVO CORPORATION PROXY CARD — PRELIMINARY

111234567812345678123456781234567812345678123456781234567812345678NAMETHE COMPANY NAME INC.—COMMON 123,456,789,012.12345THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345THE COMPANY NAME INC.—401 K 123,456,789,012.12345â†’x02 0000000000JOB #1 OF 21 OF 2 PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateCONTROL #SHARES0 0 00 0 00 0 00000459500_1 R1.0.1.18TIVO CORPORATIONC/O AMSTOCKATTN: MARITZA MERCED59 MAIDEN LANENEW YORK, NY 10038Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1VOTE BY INTERNET—www.proxyvote.comBEFORE THE MEETING: Use the Internet to transmit your voting instructions and forelectronic delivery of information. Vote by 11:59 P.M. ET on 05/28/2020. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.DURING THE MEETING: Go to www.virtualshareholdermeeting.com/TIVO2020You may attend the Meeting via the Internet and vote during the Meeting. Have theinformation that is printed in the box marked by the instructions.VOTE BY PHONE—1-800-690-6903BEFORE THE MEETING: Use any touch-tone telephone to transmit your votinginstructions. Vote by 11:59 P.M. ET on 05/28/2020. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FORthe following proposals: For Against Abstain1 To adopt the Agreement and Plan of Merger and Reorganization, dated December 18, 2019, as it may be amendedfrom time to time, by and among Xperi Corporation, TiVo Corporation, XRAY-TWOLF HoldCo Corporation, XRAYMerger Sub Corporation and TWOLF Merger Sub Corporation.2 To approve the adjournment of the special meeting (if necessary or appropriate to solicit additional proxiesif there are not sufficient votes to adopt the merger agreement).3 To approve, by non-binding advisory vote, certain compensation that may become payable to TiVo’s namedexecutive officers in connection with the consummation of the mergers.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com

TIVO CORPORATION
Special Meeting of Stockholders
May 29, 2020 at 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Shull and Wesley Gutierrez, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TIVO CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/TIVO2020 at 9:00 AM, Pacific Time on May 29, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000459500_2 R1.0.1.18